Results of Shareholder Meetings

At the special meeting of shareholders of MFS Japan Equity Fund, which was held on November 7, 2001, all items were passed. The final results are as follows:

ITEM 1.  To elect a board of trustees.

                                    Number of Shares

Nominee                                      For              Withhold Authority

Jeffrey L. Shames                        501,473.466                    0.000

John W. Ballen                           501,473.466                    0.000

Lawrence H. Cohn, M.D.                   501,473.466                    0.000

The Hon. Sir J. David Gibbons, KBE       501,473.466                    0.000

William R. Gutow                         501,473.466                    0.000

J. Atwood Ives                           501,473.466                    0.000

Abby M. O'neill                          501,473.466                    0.000

Lawrence T. Perera                       501,473.466                    0.000

William J. Poorvu                        501,473.466                    0.000

Arnold D. Scott                          501,473.466                    0.000


J. Dale Sherratt                         501,473.466                    0.000

Elaine R. Smith                          501,473.466                    0.000

Ward Smith                               501,473.466                    0.000

ITEM 2. To authorize the Trustees to adopt an amended and restated Declaration of Trust.



                                       Number of Shares

For                                       501,473.466

Against                                      0.000

Abstain                                      0.000


ITEM 3.  To amend certain fundamental investment policies.



                                       Number of Shares

For                                       501,473.466

Against                                      0.000

Abstain                                      0.000


ITEM 4. To approve a new investment advisory agreement with Massachusetts Financial Services Company.

                                       Number of Shares

For                                       501,473.466

Against                                      0.000

Abstain                                      0.000


ITEM 5. To ratify the selection of the independent public accountants for the current fiscal year.


                                       Number of Shares

For                                       501,473.466

Against                                      0.000

Abstain                                      0.000